Exhibit 99.1

Worldwide Headquarters 1200 Willow Lake Boulevard St. Paul, Minnesota 55110-5101	Maximillian Marcy Investor Relations 651-236-5062

NEWS	For Immediate Release	January 18, 2012

H.B. Fuller Reports Fourth Quarter and Fiscal Year 2011 Results

Fourth Quarter Adjusted EPS1 $0.65, Up 48 Percent versus the Previous Year;

Company Sets 2012 EPS guidance at $2.05 to $2.15

ST. PAUL, Minn. – H.B. Fuller Company (NYSE: FUL) today reported financial results for the fourth quarter that ended December 3, 2011.

Note that the 2011 fiscal year had 53 weeks of commercial activity while fiscal years 2010 and 2012 are each the normal 52 weeks in length. The fourth quarter of 2011 had 14 weeks while the fourth quarters of 2010 and 2012 are each the normal 13 weeks in length. Year-over-year comparisons are provided on an as reported basis and also are presented to reflect the estimated result as if both periods contained the same number of weeks of commercial activity.

Fourth Quarter 2011 Highlights Included:

•	Net revenue increased 21 percent year-over-year or 13 percent when adjusting for the extra week;

•	Gross profit margin improved 50 basis points year-over-year despite ongoing raw material cost inflation and was essentially unchanged from the prior quarter;

•	Operating Income[2] was up 36 percent from the prior year, and up 27 percent after adjusting for the extra week.

Full-Year 2011 Highlights Included:

•	Net revenue increased by nearly 15 percent year-over-year, or nearly 13 percent after adjusting for the extra week;

•

Year-over year growth in Selling, General and Administrative (SG&A) expense was less than 7 percent when adjusted for the extra week; SG&A as a percent of net revenue declined 120 basis points in 2011 to 20.4 percent;

•	Operating Income[2] increased nearly 24 percent year-over-year, or 21 percent after adjusting for the extra week;

•	Adjusted diluted EPS[1] grew 19 percent year-over-year.

Fourth Quarter 2011 Results:

Net income for the fourth quarter of 2011 was $26.4 million, or $0.53 per diluted share, versus $21.9 million, or $0.44 per diluted share, in last year’s fourth quarter. Two previously announced events negatively impacted net income in the quarter. The pre-tax cost directly associated with the EIMEA transformation plan and the pending acquisition of the Industrial Adhesives business from the Forbo Group totaled $7.5 million, or $0.12 per diluted share. After adjusting for these special charges, net income for the fourth quarter of 2011 was $0.651 per diluted share. Therefore, adjusted diluted earnings per share in the fourth quarter of 2011 increased 48 percent compared to the results of the prior year.

Net revenue for the fourth quarter of 2011 was $436.5 million, up 21.2 percent versus the fourth quarter of 2010, or up 13 percent when adjusted for the extra week. Higher average selling prices, favorable foreign currency translation, and higher volume inclusive of an extra week positively impacted net revenue growth by 11.0, 2.6 and 7.6 percentage points, respectively. Organic revenue grew by 18.6 percent year-over-year.

Gross profit margin was up 50 basis points versus the fourth quarter of 2010, and essentially flat versus the previous quarter reflecting the cumulative positive impact of pricing actions, product reformulations and substitutions over the past year. Relative to the prior year, SG&A expense was up 17.6 percent, or 9.2 percent after adjusting for the extra week. SG&A expense was down 60 basis points as a percentage of net revenue compared to the prior year. Operating income2 was up 36 percent compared to the fourth quarter of 2010, or up 27 percent when adjusted for the extra week.

Balance Sheet and Cash Flow:

At the end of the fourth quarter of 2011, the Company had cash totaling $156 million and total debt of $232 million. This compares to third quarter levels of $149 million and $238 million, respectively. Net debt was $76 million at the end of the fourth quarter, down approximately $13 million from the previous quarter. Cash flow from operations was $40 million in the fourth quarter and $102 million for the full year. Capital expenditures for the fourth quarter were $12.4 million and $36 million for the full year.

Fiscal Year 2011 Results:

Net income for the 2011 fiscal year was $89.1 million, or $1.79 per diluted share, versus $70.9 million, or $1.43 per diluted share, in the 2010 fiscal year. The pre-tax cost associated with the EIMEA transformation plan and the pending acquisition of the Industrial Adhesives business from the Forbo Group totaled $7.5 million, or $0.11 per diluted share. Excluding these charges, net income for the 2011 fiscal year was $94.9 million, or $1.901 per diluted share. Net income for the 2010 fiscal year included exit costs and non-cash impairment charges associated with the exiting of the Company’s polysulfide insulating glass sealant product line in Europe. After adjusting for these charges, net income for the 2010 fiscal year was $79.3 million, or $1.601 per diluted share. On an adjusted basis, diluted earnings per share were up 19 percent from the prior year.

Net revenue for the 2011 fiscal year was $1,557.6 million, up 14.9 percent versus the 2010 fiscal year, or up nearly 13 percent when adjusted for the extra week. Higher average selling prices, favorable foreign currency translation, acquisitions, and higher volume inclusive of an extra week positively impacted net revenue growth by 9.7, 2.7, 0.8 and 1.7 percentage points, respectively. Organic revenue grew by 11.4 percent year-over-year.

Gross profit margin was down 60 basis points versus the gross profit margin in 2010, primarily reflecting the impact of raw material cost escalation of nearly 20 percent in the 2011 fiscal year. Relative to the prior year, SG&A expense was higher by less than 9 percent, or less than 7 percent when adjusting for the extra week, and was down 120 basis points as a percentage of net revenue. Operating income2 was up nearly 24 percent in 2011, or 21 percent when adjusting for the extra week, compared to the 2010 fiscal year.

Fiscal 2012 Outlook:

“We are very pleased with our results for the fourth quarter and the 2011 fiscal year,” said Jim Owens, H. B. Fuller president and chief executive officer. “The business delivered a second consecutive year of strong organic growth, displayed a positive trend in gross margin progression throughout the year in the face of continued raw material cost escalation and we leveraged our investments to drive SG&A as a percent of net revenue down by over 100 basis points. We expect a strong 2012 fiscal year and steady progress towards the long-term financial goals that we laid out in July of 2011. The addition of Forbo’s Industrial Adhesive business will further strengthen our business as it is integrated and we realize the potential of the combined businesses.”

The following highlights the Company’s expectations for several key metrics in its 2012 financial outlook:

•	Net revenue up 4 to 7 percent relative to 2011, or 6 to 9 percent growth when adjusted for the extra week in 2011;

•	Earnings per diluted share of between $2.05 and $2.15;

•	Key foreign exchange translation rate assumption is one dollar and 38 cents per euro;

•	Capital expenditures of approximately $40 million;

•	The Company’s effective tax rate, excluding discrete items, is expected to be 31 percent.

This guidance excludes certain non-recurring costs associated with the EIMEA transformation project and non-recurring costs related to the proposed acquisition of the Industrial Adhesive business from the Forbo Group. This guidance will be adjusted to include the impact of the pending acquisition once the transaction closes.

Conference Call:

The Company will host an investor conference call to discuss fourth quarter 2011 results on Thursday, January 19, 2012, at 9:30 a.m. Central time (10:30 a.m. Eastern time). The conference call audio and accompanying presentation slides will be available to all interested parties via a simultaneous webcast at www.hbfuller.com under the Investor Relations section. The event is scheduled to last one hour. For those unable to listen live, an audio replay of the event along with the accompanying presentation will be archived on the Company’s website.

Regulation G:

The information presented in this earnings release regarding operating income, operating margin, adjusted diluted earnings per share, and earnings before interest, taxes, depreciation, and amortization (EBITDA) does not conform to generally accepted accounting principles (GAAP) and should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the operating performance of the Company. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported GAAP results in the tables below.

About H.B. Fuller Company:

For 125 years, H.B. Fuller has been a leading global adhesives provider focusing on perfecting adhesives, sealants and other specialty chemical products to improve products and lives. Recognized for unmatched technical support and innovation, H.B. Fuller brings knowledge and strength to help its customers find precisely the right formulation for the right performance. With fiscal 2011 net revenue of $1.6 billion, H.B. Fuller serves customers in packaging, hygiene, paper converting, general assembly, woodworking, construction, and consumer businesses. For more information, visit HBFuller.com, HBFullerStrength.com, read our blog or follow GlueTalk on Twitter.

Safe Harbor for Forward-Looking Statements:

Certain statements in this document may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to various risks and uncertainties, including but not limited to the following: the Company’s ability to effectively integrate and operate acquired businesses; political and economic conditions; product demand; competitive products and pricing; costs of and savings from restructuring initiatives; geographic and product mix; availability and price of raw materials; the Company’s relationships with its major customers and suppliers; changes in tax laws and tariffs; devaluations and other foreign exchange rate fluctuations; the impact of litigation and environmental matters; the effect of new accounting pronouncements and accounting charges and credits; and similar matters. Further information about the various risks and uncertainties can be found in the Company’s SEC 10-Q filings of March 28, 2011, June 24, 2011 and September 23, 2011, and10-K filing for the fiscal year ended November 27, 2010. All forward-looking information represents management’s best judgment as of this date based on information currently available that in the future may prove to have been inaccurate. Additionally, the variety of products sold by the Company and the regions where the Company does business make it difficult to determine with certainty the increases or decreases in net revenue resulting from changes in the volume of products sold, currency impact, changes in product mix, and selling prices. However, management’s best estimates of these changes as well as changes in other factors have been included.

H.B. FULLER COMPANY AND SUBSIDIARIES

CONSOLIDATED FINANCIAL INFORMATION

In thousands, except per share amounts (unaudited)

	14 Weeks Ended	Percent of	13 Weeks Ended	Percent of
	December 3, 2011	Net Revenue	November 27, 2010	Net Revenue
Net revenue	$436,526	100.0%	$360,243	100.0%
Cost of sales	(310,913)	(71.2%)	(258,123)	(71.7%)

Gross profit	125,613	28.8%	102,120	28.3%

Selling, general and administrative expenses	(85,243)	(19.5%)	(72,512)	(20.1%)
Special charges	(7,499)	(1.7%)	—	0.0%
Other income (expense), net	2,779	0.6%	254	0.1%
Interest expense	(2,895)	(0.7%)	(2,754)	(0.8%)

Income before income taxes and income from equity method investments	32,755	7.5%	27,108	7.5%

Income taxes	(8,734)	(2.0%)	(8,155)	(2.3%)

Income from equity method investments	2,575	0.6%	2,617	0.7%

Net income including non-controlling interests	26,596	6.1%	21,570	6.0%

Net (income) loss attributable to non-controlling interests	(188)	(0.1%)	366	0.1%

Net income attributable to H.B. Fuller	$26,408	6.0%	$21,936	6.1%

Basic income per common share attributable to H.B. Fuller	$0.54		$0.45

Diluted income per common share attributable to H.B. Fuller	$0.53		$0.44

Weighted-average common shares outstanding:
Basic	48,937		48,740
Diluted	49,821		49,740

Dividends declared per common share	$0.075		$0.070

Selected Balance Sheet Information (subject to change prior to filing of the Company’s Annual Report on Form 10-K)

	December 3, 2011	November 27, 2010	November 28, 2009
Cash & cash equivalents	$156,149	$133,277	$100,154
Trade accounts receivable, net	244,275	221,020	203,898
Inventories	135,993	121,621	116,907
Trade payables	116,354	102,107	109,165
Total assets	1,227,709	1,153,457	1,100,445
Total debt	232,296	250,721	214,028

H.B. FULLER COMPANY AND SUBSIDIARIES

CONSOLIDATED FINANCIAL INFORMATION

In thousands, except per share amounts (unaudited)

	53 Weeks Ended	Percent of	52 Weeks Ended	Percent of
	December 3, 2011	Net Revenue	November 27, 2010	Net Revenue
Net revenue	$1,557,552	100.0%	$1,356,161	100.0%
Cost of sales	(1,110,462)	(71.3%)	(958,980)	(70.7%)

Gross profit	447,090	28.7%	397,181	29.3%

Selling, general and administrative expenses	(318,046)	(20.4%)	(292,836)	(21.6%)
Special charges	(7,499)	(0.5%)	—	0.0%
Asset impairment charges	(332)	(0.0%)	(8,785)	(0.6%)
Other income (expense), net	4,590	0.3%	2,572	0.2%
Interest expense	(10,811)	(0.7%)	(10,414)	(0.8%)

Income before income taxes and income from equity method investments	114,992	7.4%	87,718	6.5%

Income taxes	(34,951)	(2.3%)	(25,307)	(1.9%)

Income from equity method investments	9,006	0.6%	8,008	0.6%

Net income including non-controlling interests	89,047	5.7%	70,419	5.2%

Net loss attributable to non-controlling interests	58	0.0%	458	0.0%

Net income attributable to H.B. Fuller	$89,105	5.7%	$70,877	5.2%

Basic income per common share attributable to H.B. Fuller	$1.82		$1.46

Diluted income per common share attributable to H.B. Fuller	$1.79		$1.43

Weighted-average common shares outstanding:
Basic	48,991		48,599
Diluted	49,866		49,608

Dividends declared per common share	$0.295		$0.278

H.B. FULLER COMPANY AND SUBSIDIARIES

REGION FINANCIAL INFORMATION

In thousands (unaudited)

	14 Weeks Ended	13 Weeks Ended
	December 3, 2011	November 27, 2010
Net Revenue:
North America	$169,641	$142,471
EIMEA	134,116	108,858
Latin America	77,978	65,561
Asia Pacific	54,791	43,353

Total H.B. Fuller	$436,526	$360,243

Operating Income:[2]
North America	$21,310	$18,512
EIMEA	9,600	4,281
Latin America	6,682	5,022
Asia Pacific	2,778	1,793

Total H.B. Fuller	$40,370	$29,608

Depreciation Expense:
North America	$3,695	$3,498
EIMEA	2,564	2,444
Latin America	1,090	1,189
Asia Pacific	1,081	838

Total H.B. Fuller	$8,430	$7,969

Amortization Expense:
North America	$2,020	$1,998
EIMEA	312	235
Latin America	6	12
Asia Pacific	269	269

Total H.B. Fuller	$2,607	$2,514

EBITDA:[3]
North America	$27,025	$24,008
EIMEA	12,476	6,960
Latin America	7,778	6,223
Asia Pacific	4,128	2,900

Total H.B. Fuller	$51,407	$40,091

Operating Margin:[4]
North America	12.6%	13.0%
EIMEA	7.2%	3.9%
Latin America	8.6%	7.7%
Asia Pacific	5.1%	4.1%

Total H.B. Fuller	9.2%	8.2%

EBITDA Margin:[3]
North America	15.9%	16.9%
EIMEA	9.3%	6.4%
Latin America	10.0%	9.5%
Asia Pacific	7.5%	6.7%

Total H.B. Fuller	11.8%	11.1%

Net Revenue Growth:
North America	19.1%
EIMEA	23.2%
Latin America	18.9%
Asia Pacific	26.4%

Total H.B. Fuller	21.2%

H.B. FULLER COMPANY AND SUBSIDIARIES

REGION FINANCIAL INFORMATION

In thousands (unaudited)

	53 Weeks Ended	52 Weeks Ended
	December 3, 2011	November 27, 2010
Net Revenue:
North America	$624,427	$567,223
EIMEA	473,718	404,751
Latin America	260,738	229,319
Asia Pacific	198,669	154,868

Total H.B. Fuller	$1,557,552	$1,356,161

Operating Income:[2]
North America	$78,976	$73,048
EIMEA	26,291	13,962
Latin America	15,198	11,339
Asia Pacific	8,579	5,996

Total H.B. Fuller	$129,044	$104,345

Depreciation Expense:
North America	$13,338	$13,754
EIMEA	9,661	9,499
Latin America	4,100	4,288
Asia Pacific	3,955	2,820

Total H.B. Fuller	$31,054	$30,361

Amortization Expense:
North America	$8,046	$8,378
EIMEA	1,001	1,625
Latin America	27	203
Asia Pacific	1,088	633

Total H.B. Fuller	$10,162	$10,839

EBITDA:[3]
North America	$100,360	$95,180
EIMEA	36,953	25,086
Latin America	19,325	15,830
Asia Pacific	13,622	9,449

Total H.B. Fuller	$170,260	$145,545

Operating Margin:[4]
North America	12.6%	12.9%
EIMEA	5.5%	3.4%
Latin America	5.8%	4.9%
Asia Pacific	4.3%	3.9%

Total H.B. Fuller	8.3%	7.7%

EBITDA Margin:[3]
North America	16.1%	16.8%
EIMEA	7.8%	6.2%
Latin America	7.4%	6.9%
Asia Pacific	6.9%	6.1%

Total H.B. Fuller	10.9%	10.7%

Net Revenue Growth:
North America	10.1%
EIMEA	17.0%
Latin America	13.7%
Asia Pacific	28.3%

Total H.B. Fuller	14.9%

H.B. FULLER COMPANY AND SUBSIDIARIES

REGION FINANCIAL INFORMATION

(unaudited)

14 Weeks Ended December 3, 2011

	North America	EIMEA	Latin America	Asia Pacific	Total HBF
Price	12.9%	11.5%	9.8%	5.7%	11.0%
Volume	6.0%	5.7%	9.1%	14.6%	7.6%

Organic Growth	18.9%	17.2%	18.9%	20.3%	18.6%
F/X	0.2%	6.0%	0.0%	6.1%	2.6%

	19.1%	23.2%	18.9%	26.4%	21.2%

53 Weeks Ended December 3, 2011

	North America	EIMEA	Latin America	Asia Pacific	Total HBF
Price	9.6%	11.1%	10.7%	4.5%	9.7%
Volume	0.1%	0.6%	3.0%	8.0%	1.7%

Organic Growth	9.7%	11.7%	13.7%	12.5%	11.4%
F/X	0.4%	5.3%	0.0%	8.6%	2.7%
Acquisition	0.0%	0.0%	0.0%	7.2%	0.8%

	10.1%	17.0%	13.7%	28.3%	14.9%

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands (unaudited)

	14 Weeks Ended	13 Weeks Ended
	December 3, 2011	November 27, 2010
Net revenue	$436,526	$360,243
Cost of sales	(310,913)	(258,123)

Gross profit	125,613	102,120

Selling, general and administrative expenses	(85,243)	(72,512)

Operating Income[2]	40,370	29,608

Depreciation expense	8,430	7,969
Amortization expense	2,607	2,514

EBITDA[3]	$51,407	$40,091

EBITDA Margin[3]	11.8%	11.1%

	53 Weeks Ended	52 Weeks Ended
	December 3, 2011	November 27, 2010
Net revenue	$1,557,552	$1,356,161
Cost of sales	(1,110,462)	(958,980)

Gross profit	447,090	397,181

Selling, general and administrative expenses	(318,046)	(292,836)

Operating Income[2]	129,044	104,345

Depreciation expense	31,054	30,361
Amortization expense	10,162	10,839

EBITDA[3]	$170,260	$145,545

EBITDA Margin[3]	10.9%	10.7%

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands, except per share amounts (unaudited)

			Adjusted
	14 Weeks Ended		14 Weeks Ended
	December 3, 2011	Adjustments	December 3, 2011
Net revenue	$436,526	$—	$436,526
Cost of sales	(310,913)	—	(310,913)

Gross profit	125,613	—	125,613

Selling, general and administrative expenses	(85,243)	—	(85,243)
Special charges	(7,499)	(7,499)	—
Other income (expense), net	2,779	—	2,779
Interest expense	(2,895)	—	(2,895)

Income before income taxes and income from equity method investments	32,755	(7,499)	40,254

Income taxes	(8,734)	1,747	(10,481)

Income from equity method investments	2,575	—	2,575

Net income including non-controlling interests	26,596	(5,752)	32,348

Net (income) loss attributable to non-controlling interests	(188)	—	(188)

Net income attributable to H.B. Fuller	$26,408	$(5,752)	$32,160

Basic income per common share attributable to H.B. Fuller	$0.54	$(0.12)	$0.66

Diluted income per common share attributable to H.B. Fuller	$0.53	$(0.12)	$0.65 [1]

Weighted-average common shares outstanding:
Basic	48,937	48,937	48,937
Diluted	49,821	49,821	49,821

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands, except per share amounts (unaudited)

			Adjusted
	53 Weeks Ended		53 Weeks Ended
	December 3, 2011	Adjustments	December 3, 2011
Net revenue	$1,557,552	$—	$1,557,552
Cost of sales	(1,110,462)	—	(1,110,462)

Gross profit	447,090	—	447,090

Selling, general and administrative expenses	(318,046)	—	(318,046)
Special charges	(7,499)	(7,499)	—
Asset impairment charges	(332)	—	(332)
Other income (expense), net	4,590	—	4,590
Interest expense	(10,811)	—	(10,811)

Income before income taxes and income from equity method investments	114,992	(7,499)	122,491

Income taxes	(34,951)	1,747	(36,698)

Income from equity method investments	9,006	—	9,006

Net income including non-controlling interests	89,047	(5,752)	94,799

Net (income) loss attributable to non-controlling interests	58	—	58

Net income attributable to H.B. Fuller	$89,105	$(5,752)	$94,857

Basic income per common share attributable to H.B. Fuller	$1.82	$(0.12)	$1.94

Diluted income per common share attributable to H.B. Fuller	$1.79	$(0.11)	$1.90 [1]

Weighted-average common shares outstanding:
Basic	48,991	48,991	48,991
Diluted	49,866	49,866	49,866

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands, except per share amounts (unaudited)

			Adjusted
	52 Weeks Ended		52 Weeks Ended
	November 27, 2010	Adjustments	November 27, 2010
Net revenue	$1,356,161	$—	$1,356,161
Cost of sales	(958,980)	(1,831)	(957,149)

Gross profit	397,181	(1,831)	399,012

Selling, general and administrative expenses	(292,836)	(752)	(292,084)
Asset impairment charges	(8,785)	(8,785)	—
Other income (expense), net	2,572	—	2,572
Interest expense	(10,414)	—	(10,414)

Income before income taxes and income from equity method investments	87,718	(11,368)	99,086

Income taxes	(25,307)	2,928	(28,235)

Income from equity method investments	8,008	—	8,008

Net income including non-controlling interests	70,419	(8,440)	78,859

Net loss attributable to non-controlling interests	458	—	458

Net income attributable to H.B. Fuller	$70,877	$(8,440)	$79,317

Basic income per common share attributable to H.B. Fuller	$1.46	$(0.17)	$1.63

Diluted income per common share attributable to H.B. Fuller	$1.43	$(0.17)	$1.60 [1]

Weighted-average common shares outstanding:
Basic	48,599	48,599	48,599
Diluted	49,608	49,608	49,608

[1]

Adjusted diluted earnings per share (EPS) is a non-GAAP financial measure. Fourth quarter 2011 excludes costs associated with two previously announced events: the EIMEA transformation initiative and the expenses associated with the pending acquisition of the Industrial Adhesives business from the Forbo Group. Together, these costs amounted to $7.5 million on a pre-tax basis ($0.12 per diluted share in Q4 2011 and $0.11 per diluted for the full year 2011). Second quarter 2010 excludes after-tax exit costs and non-cash impairment charges associated with the exit of the Company’s European polysulfide-based insulating glass product line of $1.7 million ($0.03 per diluted share) and $6.7 million ($0.14 per diluted share) respectively. A full reconciliation is provided in the tables above.

[2]

Operating income is defined as gross profit less SG&A expense. Items that are reported on the special charges and asset impairment lines of the income statement are excluded from the operating income calculation. In 2011 and 2010, these amounts totaled $7.5 million and $8.8 million, respectively.

[3]

EBITDA is a non-GAAP financial measure defined on a consolidated basis as gross profit, less SG&A expense, plus depreciation expense, plus amortization expense. On a regional basis it is defined as operating income, plus depreciation expense, plus amortization expense. EBITDA margin is defined as EBITDA divided by net revenue.

[4]	Operating Margin is a non-GAAP financial measure defined as gross profit, less SG&A expense, divided by net revenue.